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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                         Under Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 20, 1999

                         MARRIOTT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                      52-2055918
  (State of incorporation)                    (IRS Employer Identification No.)

     1-13881
(Commission File No.)


          10400 Fernwood Road, Bethesda, Maryland       20817
          (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (301) 380-3000
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ITEM 5.  OTHER EVENTS

     On September 20, 1999, Marriott International, Inc. issued $300 million principal amount of 7 7/8% Series C Notes due 2009 in an underwritten public offering. We received net proceeds of approximately $296 million from this offering, after paying underwriting discounts and commissions and offering expenses. We plan to use these proceeds to repay commercial paper borrowings, and for other corporate purposes which may include working capital, capital expenditures, acquisitions and stock repurchases.

     The notes will mature on September 15, 2009.

     We issued the notes under an indenture with The Chase Manhattan Bank, as trustee, dated November 16, 1998.

     The underwriting agreement and terms agreement under which we sold the notes, the form of the notes, and the indenture under which the notes were issued, are all filed or incorporated by reference as exhibits to this report. These exhibits are incorporated by reference into this description.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit 1.1 Underwriting Agreement General Terms and Provisions dated September 15, 1999

Exhibit 1.2 Terms Agreement relating to the 7 7/8% Series C Notes due 2009, dated September 15, 1999, between Marriott International, Inc. and Lehman Brothers Inc. on behalf of the underwriters

Exhibit 4.1     Form of Marriott International, Inc. 7 7/8% Series C Note due
                2009

Exhibit 4.2 Indenture dated November 16, 1998 with The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to our Form 10-K for the fiscal year ended January 1, 1999)
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                                  SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         MARRIOTT INTERNATIONAL, INC.



                                         By: /s/ Joseph Ryan
                                             --------------------------
                                             Joseph Ryan
                                             Executive Vice President
                                             and General Counsel

Date: September 21, 1999
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                                 EXHIBIT INDEX

Exhibit No.                            Description


Exhibit 1.1 Underwriting Agreement General Terms and Provisions dated September 15, 1999

Exhibit 1.2 Terms Agreement relating to the 7 7/8% Series C Notes due 2009, dated September 15, 1999, between Marriott International, Inc. and Lehman Brothers Inc. on behalf of the underwriters

Exhibit 4.1        Form of Marriott International, Inc. 7 7/8% Series C Note due
                   2009

Exhibit 4.2 Indenture dated November 16, 1998 with The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to our Form 10-K for the fiscal year ended January 1, 1999)